UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

February 14, 2011

Date of Report (Date of earliest event reported)

NewStar Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33211	54-2157878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, Suite 1250, Boston, MA 02116

(Address of principal executive offices) (Zip Code)

(617) 848-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 14, 2011, NewStar Financial, Inc. (the “Company”) entered into an Omnibus Amendment (the “Amendment”) to the Sale and Servicing Agreement, Indenture, and Note Purchase Agreement, all dated as of November 19, 2008, as amended to date, by and among US. Bank National Association as the custodian and the indenture trustee, Citibank, N.A. as a liquidity bank and the note purchaser agent, Charta, LLC as an investor under the note purchase agreement, NewStar Warehouse Funding 2005 LLC as the issuer and purchaser, and the Company as the seller and servicer.

The Amendment extended the maturity date of the credit facility from February 14, 2011 to June 15, 2011 with a bullet maturity payment due at that time. Advances may be made at 28% of the borrowing base up to $10.0 million and may only be used to fund existing revolving loans. On February 16, 2011, pursuant to the Amendment, the Company repurchased $5,030,660 of collateral from the issuer, which in turn used those funds to pay down the outstanding balance of the credit facility, reducing the balance to $17.4 million from $22.4 million.

The foregoing description is only a summary of the provisions of the Amendment and is qualified in its entirety by the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1	Omnibus Amendment dated as of February 14, 2011, by and among NewStar Financial, Inc., US. Bank National Association, Citibank, N.A, Charta, LLC, and NewStar Warehouse Funding 2005 LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWSTAR FINANCIAL INC.

Date: February 16, 2011	By:	/s/ JOHN KIRBY BRAY
John Kirby Bray
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Omnibus Amendment dated as of February 14, 2011, by and among NewStar Financial, Inc., US. Bank National Association, Citibank, N.A, Charta, LLC, and NewStar Warehouse Funding 2005 LLC.